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                                                                    EXHIBIT 16.1

                   [Letterhead of PricewaterhouseCoopers LLP]

July 16, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Allis-Chalmers Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated May 9, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP